UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PriceSmart, Inc.

(Name of Registrant as Specified in Its Charter)

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PRICESMART, INC.

9740 Scranton Road

San Diego, California 92121

PROXY SUPPLEMENT

TO

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, January 24, 2006

The purpose of this Proxy Supplement to the Proxy Statement dated December 9, 2005 (the “Proxy Statement”), for the Annual Meeting of Stockholders of PriceSmart, Inc. (the “Company”) to be held at 10:00 a.m. on Tuesday, January 24, 2006 at the Company’s corporate headquarters, 9740 Scranton Road, San Diego, California, 92121, is to provide additional information regarding the number of shares of the Company’s common stock beneficially owned by Grupo Gigante, S.A. de C.V. (“Gigante”), as set forth in the Securities Ownership of Certain Beneficial Owners and Management table on page 2 of the Proxy Statement.

The total number of shares of common stock beneficially owned by Gigante as of October 31, 2005 is correct as it reads in the Proxy Statement. It should also be noted, however, that 2,500,999 of the 4,168,332 shares of common stock beneficially owned by Gigante are subject to subscription rights that are currently exercisable as of the date of the table.

This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

By order of the Board of Directors,

December 9, 2005	/s/ ROBERT M. GANS
Secretary